Exhibit 99.1

First Scene: “A New World Class Family Entertainment Brand” over a color scene of an actual Two Bit Circus play area

Second Scene: “Powered by Two Bit Circus” Los Angeles

Third Scene: LA Skyline and the words” Powered by Two Bit Circus LA” across the image

Fourth Scene: Dallas Skyline with the words “Two Bit Circus Dallas” across the image

Fifth Scene: Images of an Artist’s conception of the “REVEL Circus Grounds” inside a building

Sixth Scene: The heading “Experiential Overnight Stays”, with the caption “TWO Full -Service Conference Hotels”

Seventh Scene: Images of the Crown Plaza in Denver and the Hilton in Stanford with the caption “Two Full Service Conference Hotels”

Eighth Scene: Title of “$250 to $300 Average Daily Rate” with the captions of “Rate is Driven on Exclusive Entertainment” and ” Occupancy is driven by experience and scarcity of similar experiences”

Ninth Scene: Artist’s conception titled “Play Area” with the caption “Immersive Game throughout the Resorts”, and a second caption “Battle for the Bigtop”

Tenth Scene: Titled “Interactive Story Game Characters REVEL and Tallie, our Heros” with male and female cartoon characters in the scene.

Eleventh Scene: “Interactive Story Game Characters, Circus BOT leaders” with illustrated Characters on the scene.

Twelfth Scene: “Roustabouts” with cartoon images of various characters

Thirteenth Scene: “Zero and MTS” with cartoon images of various characters

Fourteenth Scene: “Interactive Lobby” with an Artist’s conception drawing

Fifteenth Scene: “REVEL’s Circus Wagon” with illustration of large circus wagon with the words “Digital Story Time” on it.

Sixteenth Scene: Titles of various possible Food, Beverage and Retail brands listed with possible logos for the following names: “Cannonball Candy, Fire Eaters-Char broiled Grill, Plate Spinners Pizza, High Wired Coffee Shop, REVEL’s Shop, The Boxcar Cafe,Strong Man Fitness, Battle for the BigTop”.

Seventeenth Scene: “Themed Family Suites” with Illustrations of two types of rooms

Eighteenth Scene: “Custom Play Experiences created by Two Bit Circus” over an illustration of two people with VR goggles on

Ninteenth Scene: “Educational Steam Activities” with images of children playing on a machine

Twentieth Scene: “Circus Grounds” with the caption “Minimum 35,000 sq ft of play space”.

Twenty-first Scene: “Multi play experiences for families, kids and adults” with various game images on the scene.

Twenty-second Scene: “Experienced Management Team” with color background of a circus ground illustration.

Twenty-third Scene:  “+ Two Bit Circus Game Play and Intellectual Property + two conference center hotels” with color background of a circus ground illustration.

Twenty-fourth Scene: “Revelers Resort Powered by Two Bit Circus”

End video.